Exhibit C
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D/A (and any amendments thereto) relating to the Common Stock of CombinatoRx, Incorporated is filed on behalf of each of the undersigned.
Dated: March 16, 2010

MPM BIOVENTURES III, L.P.		MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner	By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner	By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin

	Name: Luke Evnin Title: Series A Member		Name: Luke Evnin Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.		MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., its General Partner	By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner	By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin

	Name: Luke Evnin Title: Series A Member		Name: Luke Evnin Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC		MPM BIOVENTURES III GP, L.P.
By:	/s/ Luke Evnin	By:	MPM BioVentures III LLC, its General Partner

Name: Luke Evnin Title: Manager
		By:	/s/ Luke Evnin

Name: Luke Evnin Title: Series A Member

MPM BIOVENTURES III LLC		MPM ASSET MANAGEMENT LLC

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin

	Name: Luke Evnin Title: Series A Member		Name: Luke Evnin Title: Member

	/s/ Luke Evnin		/s/ Ansbert Gadicke

	Luke Evnin		Ansbert Gadicke

	/s/ Nicholas Galakatos		/s/ Michael Steinmetz

	Nicholas Galakatos		Michael Steinmetz

	/s/ Kurt Wheeler		/s/ Nicholas Simon III

	Kurt Wheeler		Nicholas Simon III

/s/ Dennis Henner

Dennis Henner